Exhibit 32.1

CERTIFICATION

In connection with the periodic report of FOXO Technologies Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), we, Tyler Danielson, Chief Executive Officer (Principal Executive Officer) and Robert Potashnick, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 11, 2023

/s/ Tyler Danielson
Tyler Danielson Interim Chief Executive Officer (Principal Executive Officer)

/s/ Robert Potashnick
Robert Potashnick Chief Financial Officer (Principal Financial and Accounting Officer)